Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 22, 2020, (July 20, 2020 as to the effects of the reverse stock split described in Note 14) relating to the financial statements of iTeos Therapeutics, Inc. appearing in Registration Statement No. 333-239415 on Form S-1 of iTeos Therapeutics, Inc.

/s/ Deloitte Bedrijfsrevisoren/Réviseurs d’Entreprises CVBA/SCRL

Zaventem, Belgium

July 28, 2020